UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2009

CROWN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA		19154-4599
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code      215-698-5100

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Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

�   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

�   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

�   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

�   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events

On September 29, 2009, Crown Holdings, Inc.’s (the “Company”) wholly-owned subsidiary Crown Cork & Seal Company, Inc. (“Crown Cork”) satisfied and discharged all of the outstanding indebtedness in respect of Crown Cork’s outstanding 8% Debentures due 2023 (the “Debentures”) in accordance with the terms and conditions of the indenture governing the Debentures. The satisfaction and discharge involved the irrevocable deposit in trust by Crown Cork with The Bank of New York Mellon Trust Company, N.A., as trustee under the governing indenture, of approximately $211.8 million, such amount being sufficient to pay the $200 million aggregate principal amount of, and accrued and unpaid interest and premium on, the outstanding Debentures to the redemption date of October 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

By:	/s/ Thomas A. Kelly
Name: Thomas A. Kelly
Title: Senior Vice President and Corporate Controller

Dated:  October 5, 2009